Exhibit 10.1

THIS CONVERTIBLE BRIDGE NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED OR DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR ANY SUCH STATE LAWS OR UNLESS THE BORROWER HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE BORROWER, THAT SUCH REGISTRATION IS NOT REQUIRED.

FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH AN ORIGINAL ISSUE DISCOUNT. THE BORROWER AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE MADE PURSUANT TO SECTION 8.4 OF THIS NOTE.

CONVERTIBLE BRIDGE NOTE

No.

$

Issued on June 27, 2024

FOR VALUE RECEIVED, Stryve Foods, LLC, a Texas limited liability company (the “Borrower”), hereby promises to pay (the “Lender”), the principal amount of five hundred five thousand fifty dollars and fifty-one cents Dollars ($505,050.51), together with accrued interest on the unpaid outstanding principal amount hereof from and after the date hereof. Interest shall accrue at a rate of twelve percent (12%) per annum; provided, that, upon the occurrence, and during the continuance of an Event of Default, at the option and upon the declaration of the Lender, the entire unpaid principal amount of this Note shall accrue at a rate of eighteen percent (18%) per annum. The unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, shall convert as described below on December 31, 2024 (the “Stated Maturity”) unless early converted in the Next Equity Financing (as defined below).

1. Payment. All payments shall be made in lawful money of the United States of America at the address set forth in Section 8.4, or such other address as the Lender may direct in writing. Payment shall be credited first to Costs (as defined below), if any, then to accrued and unpaid interest and the remainder applied to the outstanding principal amount of this Note. No premium or penalty shall be payable in connection with any payment in respect hereof. The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.

2. Security. This Note is unsecured.

3. Effectiveness. This Note shall be effective upon the execution of this Note on the date hereof, or at such other time and place as the Company and the Lender agree upon orally or in writing.

4. Representations and Warranties of the Borrower. In connection with the transactions provided for herein, the Borrower hereby represents and warrants to the Lender that:

4.1 Organization, Good Standing and Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite limited liability company power and authority to carry on its business as now conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2 Authorization and Enforceability. All limited liability company action has been taken on the part of the Borrower, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. This Note has been duly and validly executed and delivered and constitutes the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity.

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4.3 Compliance with Other Instruments. The authorization, execution and delivery of this Note will not constitute or result in a material default or violation of any law or regulation applicable to the Borrower or any material term or provision of the Borrower’s current Certificate of Formation or bylaws, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

5. Representations and Warranties of the Lender. In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Borrower that:

5.1 Authorization. The execution, delivery and performance of this Note have been duly authorized by all necessary action by or on behalf of the Lender. The Lender has full power and authority to execute and deliver this Note, and to perform its obligations hereunder. This Note has been duly and validly executed and delivered and constitutes the valid and legally binding obligation of the Lender, enforceable against the Lender in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity.

5.2 Purchase Entirely for Own Account. The Lender acknowledges that this Note is issued to the Lender in reliance upon the Lender’s representation to the Borrower that the Note will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations in this Note to such person or entity.

5.3 Disclosure of Information. The Lender acknowledges that it has had the opportunity to review this Note and the publicly filed reports of the Issuer with the SEC and has received all the information it considers necessary or appropriate for deciding whether to acquire this Note. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of this Note, the business and future prospects of the Borrower and the financial condition of the Borrower. Except for the representations and warranties of the Borrower set forth in Section 4, the Lender has not relied upon representations concerning the Borrower or this Note, written or oral, in making the decision to acquire this Note. Except for the representations and warranties of the Borrower set forth in Section 4, no representations or warranties, written or oral, have been made to the Lender, or to the Lender’s advisors, by the management of the Borrower with respect to the business or future prospects of the Borrower, the financial condition of the Borrower and/or the economic, tax or any other aspects or consequences of the acquisition of this Note.

5.4 Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note. If other than an individual, the Lender also represents it has not been organized solely for the purpose of acquiring this Note.

5.5 Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

5.6 Restricted Securities. The Lender understands that this Note is characterized as a “restricted security” under the federal securities laws inasmuch as it is being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection the Lender represents that it is familiar with Rule 144 as promulgated by the SEC under the Act, as presently in effect (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

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6. Conversion of Note.

6.1 Optional Conversion. The Borrower shall give Lender prompt written notice of the Next Equity Financing. Within 30 days after receiving such written notice of the Next Equity Financing, Borrower may elect to convert all outstanding principal and accrued but unpaid interest under this Note into either (a) Issuer’s Equity Securities issued in connection with the Next Equity Financing on the same terms and pricing as used in the Next Equity Financing or (b) Issuer’s Term Sheet Securities. All conversions shall be in, and subject to, compliance with all applicable Nasdaq Market Rules.

6.2 Automatic Conversion. All outstanding principal and accrued but unpaid interest under this Note that remains unconverted as of the Stated Maturity shall automatically convert into the Issuer’s Term Sheet Securities on the terms set forth on Annex A. All conversions shall be in, and subject to, compliance with all applicable Nasdaq Market Rules.

6.3 Next Equity Financing. The “Next Equity Financing” means the next sale (or series of related sales) by Stryve Foods, Inc., a Delaware corporation (the “Issuer”) of its Equity Securities following the date of this Note from which the Issuer receives gross proceeds of not less than Three Million Dollars ($3,000,000). “Equity Securities” means the Issuer’s common stock or preferred stock of any class, or any securities conferring the right to purchase such common stock or preferred stock or securities convertible into, or exchangeable for (with or without additional consideration), such common stock or preferred stock, except any security granted, issued and/or sold by the Issuer to any director, officer, employee or consultant of the Issuer in such capacity for the primary purpose of soliciting or retaining their services.

6.4 Term Sheet Securities. The “Term Sheet Securities” of Issuer shall mean shares of a class of preferred stock of the Issuer having terms consistent with the terms set forth on Annex A. Prior to the Stated Maturity or Next Equity Financing, Issuer shall take all steps as necessary to create and issue the Term Sheet Securities. The Term Sheet Securities shall not be registered with the SEC.

7. Defaults and Remedies.

7.1 Events of Default. An event of default (“Event of Default”) shall exist if:

(a) The Borrower fails to pay when due any principal or interest in accordance with this Note or in accordance with any other Convertible Bridge Note and such failure continues for more than thirty (30) days after the such principal and/or interest became due and payable, whether at maturity or by acceleration or otherwise;

(b) Any representation, warranty or other written statement of the Borrower made pursuant to this Note is incorrect or misleading in any material respect when given;

(c) The Borrower shall be in default under any instrument or agreement to which it is a party relating to any indebtedness senior to the Note, if the maturity of or any payment with respect to such indebtedness may be accelerated or demanded due to such default;

(d) A transaction involving the purchase of the Equity Securities of Issuer as described in Rule 13e-3 of the Securities and Exchange Act of 1934 or in which all or substantially all of the assets or Equity Securities of Borrower are transferred to a third party, other than the Issuer and its affiliates;

(e) The Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower, or of all or any substantial part of the properties of the Borrower, or the Borrower or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Borrower; or

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(f) Within sixty (60) days after the commencement of any proceeding against the Borrower seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within sixty (60) days after the appointment without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, such appointment shall not have been vacated.

7.2 Remedies. Upon the occurrence, and during the continuance, of an Event of Default, at the option and upon the declaration of the Lender, the entire unpaid principal and accrued and unpaid interest on this Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

8. Miscellaneous.

8.1 Successors and Assigns. This Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

8.2 Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware.

8.3 Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

8.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case at the following addresses and email addresses (or to such other address or email address as a party hereto may have specified by notice given to the other party hereto pursuant to this provision):

If to the Borrower:	Stryve Foods, LLC
PO Box 864
Frisco, Texas 75034
Attention:

If to the Lender:

Attention:

8.5 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.6 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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8.7 Indemnity; Costs, Expenses and Attorneys’ Fees. The Borrower shall indemnify and hold the Lender harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of the Lender’s counsel, which the Lender may directly or indirectly suffer or incur by reason of the failure of the Borrower to perform any of its obligations under this Note, any agreement executed in connection herewith or therewith, any grant of or exercise of remedies with respect to any collateral, if any, at any time securing any obligations evidenced by this Note, or any agreement executed in connection herewith (collectively, “Costs”), provided, however, the indemnity agreement contained in this section shall not apply to liabilities which the Lender may directly or indirectly suffer or incur by reason of the Lender’s own gross negligence or willful misconduct.

8.8 Further Assurance. From time to time, the Borrower shall execute and deliver to the Lender such additional documents and shall provide such additional information to the Lender as the Lender may reasonably require to carry out the terms of this Note, and any agreements executed in connection herewith.

8.9 Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.10 Entire Agreement; Amendments and Waivers. This Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and the Lender. Any waiver or amendment effected in accordance with this Section shall be binding upon each future holder of all such securities, and the Borrower.

8.11 Officers and Directors not Liable. In no event shall any officer or director of the Borrower be liable for any amounts due and payable pursuant to this Note.

8.13 Usury Savings Provision. The parties hereto intend, at all times, to comply strictly with the applicable law governing the maximum rate or amount of interest payable in respect of this Note. If applicable law is ever changed or judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, (ii) contracted for, charged, taken, reserved or received by reason of the Lender’s acceleration the maturity of this Note, or (iii) the Borrower has paid or the Lender will receive, then it is the express intent of the parties hereto that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by the Lender shall be applied to the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the Borrower), and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise due hereunder; provided, however, that, if this Note is paid in full before the Maturity Date, then the Borrower and the Lender agree that the Lender shall, with reasonable promptness after the Lender discovers or is advised by the Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, refund such excess interest to the Borrower. All sums contracted for, charged, taken, reserved or received by the Lender pursuant to this Note may, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full hereof, so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note. As used herein, “Maximum Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable laws.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.

STRYVE FOODS, LLC

By:	Andina Holding, LLC, its sole Member
By:	Stryve Foods, Inc., its Managing Member

By:	/s/ R. Alex Hawkins
R. Alex Hawkins
Chief Financial Officer

STRYVE FOODS, INC.

By:	/s/ R. Alex Hawkins
R. Alex Hawkins
Chief Financial Officer

LENDER

By:

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Annex A

Term Sheet Securities

Security:	Shares of a newly created class of Preferred Stock (the “Preferred Shares”) of Stryve Foods, Inc. (the “Company”).

Conversion Price:	If the Note is converted into Preferred Shares, the number of Preferred shares into which the Note will convert will be equal to the accrued and unpaid interest and principal of the Note divided by $25.00. The conversion ratio may be changed if necessary to comply with the limits on the number of Preferred Shares which may be issued under the Company’s charter, in which case the liquidation preference, annual preferred return and conversion price for shares of Common Stock will be equitably adjusted.

Terms:	Preferred Shares will be non-voting.

Preferred Shares will bear a 12% annual preferred return which may, in the Company’s option, be paid in cash or in additional Preferred Shares (at a ratio of $25.00 per share). Such annual preferred return will be paid prior to any dividend on the common shares and, if a dividend is paid on the common shares, it will be paid to the Preferred Shares on a one-for-one basis.

Each Preferred Share will have a $25.00 liquidation preference.

The Company will have a call right on the Preferred Shares from and after the third anniversary of the issuance thereof, at a price equal to 102% of the liquidation preference, plus any accrued but unpaid dividends.

The Preferred Shares may be converted, at the election of any holder thereof, into Class A common shares at any time between the six month anniversary of the issuance thereof and the third anniversary of such issuance. The Preferred Shares will be converted into a number of shares of Class A Common Stock at a conversion price of $2.50 a common share (i.e. 400 shares of Class A common stock per share of Preferred Stock). No holder of Preferred Shares may convert into more than 9.9% of the then outstanding common shares of the Company in any six month period.

Restrictions on Transfers:	The Preferred Shares and shares of Class A common stock issuable upon conversion of the Preferred Shares will not be registered under the Securities Act of 1933 or any other securities law and may be transferred only upon a registration of such shares or pursuant to an exemption under applicable securities laws.

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